ADDvantage Technologies Group, Inc.
RESTRICTED STOCK AWARD AGREEMENT
(Employee Version)
_____________, 202__

[Name and Address of
Awardee]

Dear _____________:

1.    Restricted Stock Award. ADDvantage Technologies Group, Inc., an Oklahoma corporation (the “Company”), is pleased to grant to you an aggregate of _______ shares of Common Stock, par value $0.01 per share, of the Company (the “Restricted Shares”). This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company’s 2015 Incentive Stock Plan, as amended (the “Plan”), and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Restricted Stock Award Agreement (this “Award Agreement”). The Prospectus for the Plan is attached hereto as Exhibit A, and a copy the Plan will be made available to you upon request. To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2.    Possession of Certificates. The Company shall, at its option, (i) issue a certificate or certificates for the Restricted Shares in your name and shall retain the certificate(s) for the period during which the restrictions described in Section 4(b) are in effect or (ii) issue instructions to the Company’s agent for the book entry of your ownership of the Restricted Shares in uncertificated form. You shall execute and deliver to the Company a stock power or stock powers or power of attorney or like form, a form of which is attached hereto as Exhibit B, in blank for the Restricted Shares. You hereby agree that the Company shall hold the certificate(s) for the Restricted Shares and the related stock power(s) and shall retain control over uncertificated Restricted Shares pursuant to the terms of this Award Agreement until such time as the restrictions described in Section 4(b) lapse as described in Section 5 or the Restricted Shares are canceled pursuant to the terms of Section 4(b).

3.    Ownership of Restricted Shares. You shall be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote such shares and to receive dividends therefrom if, as, and when declared by the Company’s Board of Directors, subject, however, to the terms, conditions, and restrictions described in the Plan and in this Award Agreement.

4.    Restrictions.

(a)    Your ownership of the Restricted Shares shall be subject to the restrictions set forth in subsection (b) of this Section until the Restricted Shares vest pursuant to the terms of Section 5, at which time the Restricted Shares shall be yours.

(b)    The restrictions referred to in subsection (a) of this Section are as follows:

(1)    You shall forfeit the Restricted Shares to the Company and all of your rights thereto shall terminate without any payment of consideration by the Company if your “Termination of Employment” (as defined below) occurs prior to vesting of the Restricted Shares under Section 5. If you forfeit any Restricted Shares and your interest therein terminates pursuant to this paragraph, such Restricted Shares shall be canceled. “Termination of Employment”

shall mean when such individual is no longer serving as an employee of the Company for any reason, including termination with or without cause, or resignation, with or without good reason, but shall not include a termination occurring by reason of death or Disability.

(2)    Until vesting under Section 5, you may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares.

5.    Vesting.

(a)    Subject to Section 4, your shares will vest [(i) _____ percent (____%) the Restricted Shares on the first anniversary of the date of this Agreement, (ii) _____ percent (____%) the Restricted Shares on the second anniversary of the date of this Agreement, and (iii) the balance of the Restricted Shares on the third anniversary of the date of this Agreement]1. Restricted Shares as to which you are vested shall no longer be considered “Restricted Shares” and shall no longer be subject to the restrictions described in this Agreement, including without limitation, Section 4(b).

(b)    In addition to vesting under Section 5(a), you shall vest with respect to all the Restricted Shares at the time of the occurrence of any of the following events:

(1)    Your death or “Disability” (as defined in the Plan); or

(2)    A “Change of Control” (as defined in the Plan) of the Company.

(c) In addition to vesting under Section 5(a) and Section 5(b), you shall vest with respect to all Restricted Shares which are scheduled to vest within one year or less after the date of your Termination of Employment unless your Termination of Employment is “for Cause”. For purposes of this Agreement “for Cause” shall mean your (1) conviction of a felony or pleading guilty to a felony charge; (2) participation as an employee, officer or principal owner/organizer in any business engaged in activities in direct competition with Company without the consent of Company; (3) gross and willful neglect of responsibilities; (4) other offenses against Company, including without limitation theft, embezzlement, dishonesty, gross and willful violation of Company policy, or the willful release of proprietary or confidential information in a manner that would be detrimental to Company's best interest; or (5) willful material breach of this Agreement or material breach of your fiduciary duties to the Company or any of its affiliated companies.

    6.    Agreement With Respect to Taxes; Share Withholding.

(a)    You agree that (1) you will pay to the Company or a Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Subsidiary regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or any of its Subsidiaries with respect to the Restricted Shares, and (2) the Company or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(b)    With respect to withholding required upon the lapse of restrictions or upon any other taxable event arising as a result of the Restricted Shares awarded, you may elect, subject to the approval of the committee of the Board of Directors of the Company that administers the Plan, to
1 The vesting period will vary from person to person and will be determined by the Plan Administrator.

satisfy the withholding requirement, in whole or in part, by forfeiting and having the Company cancel Restricted Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by you, and shall be subject to any restrictions or limitations that such committee, in its sole discretion, deems appropriate. You should discuss with your tax advisor the advantages and disadvantages of making the election described in this paragraph.

7.    Adjustment of Shares. The number of Restricted Shares subject to this Award Agreement shall be adjusted as provided in Article 13 of the Plan. Any shares or other securities received by you as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to the Restricted Shares shall have the same terms, conditions and restrictions and bear the same legend as the Restricted Shares.

8.    Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Restricted Shares except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration.

9.    Certain Definitions. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

10.     Section 83(b) Election. Under current general tax rules, you will be taxed on the value of your Restricted Shares when the restrictions lapse in accordance with Section 4 and Section 5 of this Agreement. You can elect instead to be taxed on the value of the Restricted Shares on the date of this award. You should discuss with your tax advisor the possible tax advantages and disadvantages of making this so-called “Section 83(b) election”. A copy of the election form, which must be filed with the IRS within thirty days after the grant date of your Restricted Stock, is attached to this Agreement as Exhibit C. You should talk to your tax advisor about the filing procedures and deadline.

If you accept this Restricted Stock Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

                        By:    ____________________________
                        Name:
                        Title:

The foregoing Restricted Stock Award is accepted by me as of the day and year first set forth above, and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

Exhibit A
2015 Incentive Stock Plan and Prospectus

See attached.

ADDvantage Technologies Group, Inc.
1430 Bradley Lane, Suite 196
Carrollton, Texas 75007

2015 Incentive Stock Plan
Descriptive Memorandum
(Section 10(a) Prospectus)

THIS DOCUMENT CONSTITUTES PART OF
A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933

Dated October 1, 2020

ADDVANTAGE TECHNOLOGIES GROUP, INC.

2015 INCENTIVE STOCK PLAN

INTRODUCTION

This Descriptive Memorandum (Section 10(a) Prospectus) constitutes part of a prospectus covering Common Stock of ADDvantage Technologies Group, Inc., an Oklahoma corporation (the “Company”), that has been registered under the Securities Act of 1933, as amended (the “Securities Act”). A registration statement on Form S-8 (the “Initial Registration Statement”) with respect to the Company’s 2015 Incentive Stock Plan (the “Plan”) has been filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act on March 26, 2015. An additional registration statement on Form S-8 (the “Second Registration Statement”) was filed with the SEC on April 17, 2020 with respect to the registration of additional securities under the Plan. The Initial Registration Statement and the Second Registration Statement shall be collectively referred to herein as the “Registration Statement”. For further information with respect to the Company, the Plan, and the securities which are issuable under the terms of the Plan, reference is made to the Registration Statement, including the exhibits thereto.

The Company undertakes to provide without charge to each person who participates in the Plan, upon written or oral request by such person, a copy of the documents incorporated by reference in Item 3 of Part II of the Initial Registration Statement (other than exhibits to such documents), which documents are incorporated by reference into this Descriptive Memorandum as required by SEC rules. In addition, the Company will also make available, without charge to participants (as defined below) in the Plan, copies of its annual report to shareholders for the latest fiscal year, its latest prospectus, if any, filed pursuant to Rule 424(b) containing audited financial statements that are not incorporated by reference from another filing, and all reports, proxy statements, and other communications distributed to shareholders generally. Requests for information should be directed to Jarrod M. Watson, Chief Financial Officer, 1430 Bradley Lane, Carrollton, Texas 75007, telephone number (918) 251-9121.

GENERAL INFORMATION REGARDING THE PLAN

What is being offered under the 2015 Incentive Stock Plan?

This Descriptive Memorandum relates to shares of Common Stock, $.01 par value, of the Company, offered pursuant to the terms of the Plan.

When was the Plan adopted?

The Plan was approved by the board of directors of the Company (the “Board”) in January, 2015. The Plan was approved by the shareholders of the Company at the Annual Meeting of Shareholders on March 4, 2015 and was effective upon such approval (the “Effective Date”). On March 18, 2020, the Shareholders approved an amendment to the Plan to increase the number of shares issuable thereunder by 1,000,000 shares. Nothing in the Plan affects any grant issued under the Preexisting Plan, as defined below, which are outstanding on the Effective Date of the Plan until such time, if any, that any share of stock subject to such grants are forfeited or grants respecting any shares of stock expire on or after the Effective Date in accordance with the terms of such grants, or such grants are cancelled.

What is the purpose of the Plan?

The purpose of the Plan is to promote the interests of the Company by authorizing the Administrator (defined below) to grant Common Stock and other equity-based awards to key employees and directors in order (1) to attract and retain key employees and directors, (2) to provide an additional incentive to each key employee and director to work to increase the value of the Common Stock, and (3) to provide each key employee and director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

Who administers the Plan?

The Plan is administered by a committee of the Board of Directors consisting of three (3) directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 and as “independent directors” under NASDAQ Rule 5605 (subject to certain exceptions under NASDAQ Rule 5605), each of whom are appointed by and serve at the pleasure of the Board of Directors. The administrator of the Plan will be referred to herein as the “Administrator.” Among other things, the Administrator has full discretion and the exclusive power to:

1.     Select, from eligible employees and directors, those who will participate in the Plan and make awards to such employees and directors;

2.    Determine the time that the awards are granted and any terms and conditions with respect to such awards, including but not limited to, the amount of such award, the number of shares of Common Stock to be subject to each award and the option price, if applicable, payment terms, payment methods, and the expiration date applicable to each award;

3.     Adopt, alter, and repeal rules, guidelines, and practices governing the Plan; and

4.    Resolve all questions relating to the administration of the Plan and applicable law.

From whom may I obtain information about the Plan?

Jarrod M. Watson
Chief Financial Officer
ADDvantage Technologies Group, Inc.
1430 Bradley Lane, Suite 196
Carrollton, Texas 75007
(918) 251-9121

When will the Plan terminate?

The Plan will terminate on the earlier of either (a) the tenth anniversary of the effective date of the plan in which event the Plan shall continue in effect until all outstanding ISOs, Non-ISOs and SARs, have been exercised in full or are no longer exercisable, all Common Stock issued under any Stock Grants have been forfeited or have become non-forfeitable, or (b) when no shares remain reserved and available for issuance under the Plan as a result of the exercise of Options or SARs or forfeiture of Stock Grants. The Plan may also be terminated by Board action. Regardless of any termination of the Plan, awards already granted at the time of such termination may be exercised in accordance with their terms unless the key employee or director consents in writing to a modification of such award, there is a dissolution or liquidation of the Company, or a change in control of the Company.

How may the Plan be amended?

Subject to certain limitations, the Plan may be amended, altered, discontinued, or terminated at any time by the Board. Pursuant to the Plan, any such amendment, alteration, discontinuance, or termination shall not, without the consent of the holder of the award, adversely affect any awards already granted at that time. Additionally, no such action shall be taken without shareholders’ approval if such approval is required by law or the rules of the exchange on which the shares of the Company stock are traded.

Is the Plan subject to ERISA?

The Plan is generally not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). There is, however, a possibility that certain awards under the Plan may subject the Plan to the reporting and disclosure requirements of Part 1 of Title I of ERISA.

The summary of the Plan provided herein is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 4.1 of the Registration Statement registering the shares of Common Stock offered under the terms of the Plan.

WHAT SECURITIES ARE BEING OFFERED UNDER THE PLAN?

The Plan authorizes the issuance of a maximum amount of 1,500,000 shares of Common Stock of the Company, plus the number of shares of Common Stock sufficient to satisfy grants outstanding under the Company’s 1998 Incentive Stock Plan (the “Preexisting Plan”) as of the Effective Date. Issuance of shares of Common Stock pursuant to the Plan will come from a reservation of previously authorized but unissued shares and from shares of Common Stock which have been reacquired by the Company. There will be no open market purchases of shares of Common Stock for distribution pursuant to the Plan. No fractional shares will be delivered but will be rounded down to the next lower whole number.

WHO MAY PARTICIPATE IN THE PLAN?

The individuals who are eligible to participate in the Plan are: (i) directors and (ii) employees or consultants of the Company or any subsidiary, parent or affiliate of the Company, who, in the sole discretion of the Administrator deserve a grant under the Plan.

WHAT KIND OF AWARDS MAY BE MADE UNDER THE PLAN?

The Plan is an incentive based plan, whereby certain awards in shares (or by reference to shares) of Common Stock of the Company may be granted to participants. The Plan permits the granting of any or all of the following types of awards:

(i)     stock options, including,

        (a)    incentive stock options (“ISOs,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)); and

(b)     non-qualified stock options (“Non-ISOs”);

(ii)     stock appreciation rights (“SARs”);and

(iii)     stock grants

Awards granted under the Plan may, in the discretion of the Administrator, be granted alone or in addition to, in tandem with or in substitution for any other award under the Plan or other plan of the Company.

Stock Options

Generally, stock options may be exercised by the payment of cash, check, stock, promissory note, or through any cashless exercise procedure, or a combination thereof, as approved by the Administrator. A key employee or director will not have any rights as a shareholder of the Company pending the actual delivery of the Common Stock subject to such Option.

Incentive Stock Options (“ISOs”)

The Administrator is authorized to grant ISOs to participants. ISOs entitle participants to purchase shares of Common Stock of the Company. ISOs may only be granted to individuals who are employees (including those directors who are also employees) of the Company, its parent corporation, an affiliate or a subsidiary of the Company.

The exercise price of any ISO shall be determined by the Administrator but shall not be less than:

1.     The Fair Market Value of the Common Stock on the date of grant; or,

2.     One hundred ten percent (110%) of such Fair Market Value, if the ISO is granted to participants who possess more than ten percent (10%) of the combined voting power of all classes of stock of the Company (“10% Shareholder”).

ISOs may not be exercised after the expiration of:

1.    ten (10) years after the date the ISO is granted; or,

2.    five (5) years after the date the ISO is granted, if the participant is a 10% shareholder on the date the ISO is granted.

Non-Qualified Stock Options (“Non-ISOs”)

The Administrator is authorized to grant Non-ISOs to participants. Non-ISOs entitle participants to purchase a specified number of shares of Common Stock of the Company at not less than the Fair Market Value of the share of Common Stock on the date the option is granted.

Non-ISO’s may not be exercised after the expiration of ten (10) years after the date the Non-ISO is granted.

Stock Appreciation Rights (“SARs”)

The Administrator is authorized to grant SARs to participants. SARs entitle participants to receive cash or stock in an amount equal to the excess of the Fair Market Value of a share of Common

Stock on the exercise date over the SAR exercise price. No key employee or director shall have any rights as a shareholder of the Company as a result of the grant of an SAR.

SARs may be granted in conjunction with a stock option granted under the Plan. SARs may also be granted on a stand-alone basis.

The exercise price of the SAR shall never be less than the Fair Market Value of the Common Stock on the date the SAR is granted. An SAR may not be exercised after the expiration of ten (10) years after the date the SAR is granted.

Stock Grants

The Administrator has authority to make awards in grants of shares or the value of shares of Common Stock. Most Stock Grants will likely be in the form of (i) stock awards as a substitute for compensation otherwise payable in cash, which are vested upon grant or (ii) restricted stock, generally consisting of shares which may not be transferred or conveyed by participants until certain restrictions established by the Administrator lapse. Such restrictions may lapse in whole or in installments as the Administrator determines. A participant receiving restricted stock will have all of the rights of a shareholder, including the right to vote the shares and the right to receive any cash dividends, except as otherwise provided in the Stock Grant certificate, but any stock dividend will be held subject to the same conditions that apply to the Stock Grant itself. The recipient of a Stock Grant typically shall not be permitted to sell, assign, or otherwise transfer such restricted stock during the restriction period established by the Administrator.

The Certificate evidencing a Stock Grant will set forth the effects of a termination. Upon termination of employment during the restriction period for any reason other than death or disability, restricted stock will typically be forfeited, subject to such exceptions, if any, as are authorized by the Administrator.

What is “Fair Market Value”?

As used in this Descriptive Memorandum, the term “Fair Market Value” shall mean the value of the Common Stock determined as follows:

1.    The NASDAQ Official Closing Price for the applicable date; or

2.    If the NASDAQ Official Closing Price is not available for the applicable date, the NASDAQ Official Closing Price for the immediately preceding business day; or

3.    If neither 1 nor 2 apply, the fair market value as determined by the Administrator in good faith.

Award Certificates

Awards granted under the Plan shall be evidenced by a certificate, an agreement or other writing (a “Certificate”) that will specify the number of shares of Common Stock, SARs, or Options subject to the award and such other terms and conditions applicable to the award, but not inconsistent with the Plan, as the Administrator may deem appropriate.

Are Awards Transferable?

Subject to certain restrictions described below, no award may be sold, assigned, transferred, pledged, or otherwise encumbered by the participant, other than by will or by the laws of descent and distribution until such Common Stock is free of any restrictions. Thereafter, the Common Stock may be transferred subject to registration requirements under Section 11 of the Plan. Transfer restrictions do not, however, apply to (a) transfers to the Company, (b) the designation of a beneficiary to receive benefits in the event of the death or, if the recipient of the award has died, transfers to or exercise by the beneficiary, or, in the absence of a validly designated beneficiary, transfers pursuant to a will or the laws of descent and distribution, (c) transfers pursuant to a domestic relations order, (d) if the recipient of the award has suffered a disability, permitted transfers or exercises on behalf of such recipient by his or her legal representative, or (e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

Are there restrictions upon the resale of shares of Common Stock acquired under the Plan?

Participants may generally resell shares of Common Stock acquired under the Plan once such Common Stock is free of any restrictions. Once the Common Stock is free of any restrictions, the Common Stock may be transferred subject to the registration requirements under Article 11 of the Plan.

Change in Control

In the event of a change of control of the Company, as defined in the Plan, all outstanding awards under the Plan, regardless of any limitations or restrictions, become fully exercisable and freed of all restrictions.

DEATH, RETIREMENT, DISABILITY, OR
TERMINATION OF EMPLOYMENT OR DIRECTORSHIP
The Certificate for the Option, SAR, or Stock Grant may provide for the exercise or payment of the underlying Common Stock upon the employee’s or director’s death or disability.
What if I die, become disabled, resign, retire or am terminated as an employee or director of the Company?
The Certificate, pursuant to which the award is granted, may specify that an award is accelerated or forfeited or left unchanged if the participant dies, is disabled, resigns, retires or is terminated.
FORFEITURES

Pursuant to the Plan, any Certificate may provide that the shares of Common Stock issued upon the exercise of any awards may be subject to restrictions constituting substantial risks of forfeiture as the Administrator may determine at the time the award is granted.

WHAT ARE THE TAX EFFECTS OF PARTICIPATION IN THE PLAN?

General

The Company believes that under current law, the following are the federal income tax consequences generally arising with respect to awards granted under the Plan. This discussion is intended for the information of participants generally and is not intended as tax guidance for the circumstances of any particular participant. The following provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of foreign, state, and local tax laws. Because of the variety of awards that may be made under the Plan and the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

Incentive Stock Options.

    No taxable income is generally realized by the recipient upon the grant or exercise of an ISO. If shares of Common Stock issued pursuant to an ISO are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the holder of the ISO as long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the holder of the ISO. If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (i) the holder of the ISO will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such Common Stock) over the exercise price thereof, and (ii) the Company will be entitled to deduct such amount. If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-ISO.

Non-Incentive Stock Options.

    No income is generally realized by the holder of a Non-ISO at the time the Non-ISO is granted. Generally, (i) at exercise, ordinary income is realized by the recipient in an amount equal to the difference between the exercise price of the Non-ISO and the fair market value of the Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Upon exercise, the holder of the Non-ISO may also be subject to other taxes, such as FICA tax, on the excess of the fair market value over the exercise price of the Non-ISO.

Other Awards.

    The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award, other than an ISO, is exercised, vests, or becomes non-forfeitable. A participant may elect under Section 83(b) of the Internal Revenue Code to be taxable on the grant-date value of restricted stock or other awards subject to vesting conditions. Each participant should consult with his or her own tax advisor with respect to the requirements and possible advantages and disadvantages of the election. The election does not affect the vesting conditions.

Section 409A of the Code.

    In general, awards under the Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, which governs the payment of nonqualified deferred compensation. To the extent the Plan or awards under the Plan fail to comply with the requirements of Section 409A of the Code, participants may be subject to additional tax liability.

Limitations on Deductions.
    Under Section 162(m) of the Code, the Company’s tax deduction for certain awards under the Plan may be limited to the extent that certain executive officers receive compensation in excess of $1 million a year.

Exhibit B
Stock Power

STOCK POWER

FOR VALUE RECEIVED, ___________________ (“Seller”) does hereby sell, transfer and assign unto ______________________________ (“Buyer”), _____ shares of the common stock of ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation (the “Corporation”), standing in the name of Seller on the books of the Corporation, represented by Certificate No. ___ and does hereby irrevocably constitute and appoint the Secretary of the Corporation, as attorney-in-fact to transfer said stock on the books of the Corporation with full power of substitution in the premises.
Dated this _____ day of _____________, 20___.

By:     ____________________________________
                    Name: ____________________________________

Exhibit C
Form of 83(b) Election

The attached Section 83(b) election form was prepared pursuant to Section 1.83-2 of the Treasury Regulations. If you decide to make an election, you must do the following:
1. Fully complete, date and sign the election form as indicated. Type or print your name under the signature line on the form.
2. Within 30 days of the issuance of Common Stock by the Company to you, file the executed form with the Internal Revenue Service Center where you file your federal income tax returns. You are strongly urged to use certified mail, return receipt requested. You may enclose a copy of the completed form with your filing and ask the IRS to file-stamp the copy and to return it to you. You should enclose a self-addressed stamped envelope for this purpose.
3. Forward a copy of the completed election form to the Company’s office.
4. Timely file any forms or documents (if any) that may be necessary for state tax purposes.
Note that if you fail to file the completed election form with the IRS within the 30-day period discussed above, the election will be invalid, and the tax consequences will be determined as if no election were made. There is no grace period for making the election. The Company is not responsible for the filing of your election.
Attachment

SECTION 83(b) ELECTION
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below, and provides the following information in accordance with Section 1.83-2 of the Treasury Regulations:
1. The name, address and taxpayer identification number (“SSN”) of the undersigned are:
Name:
Address:
SSN:
1. This election is made with respect to the following property: ____________________ (_______) shares of Common Stock (“Stock”) of ADDvantage Technologies Group Inc., an Oklahoma corporation (the “Company”).
2. The Stock was issued to the undersigned on ____________, 202__ (the “Grant Date”). This election is made for calendar year 202__.
3. The Stock is subject to the following lapse restriction: forfeiture of all unvested Stock in the event of resignation or termination prior to the vesting date. 50% of the Stock will vest on the first anniversary of the Grant Date and the remaining shares of Stock will vest on the second anniversary of the Grant Date. Vesting is accelerated in the event of death, disability or a change in control.
4. The fair market value (determined without regard to any lapse restriction, as defined in Section 1.83-3(i) of the Treasury Regulations) at the time of issuance of Stock with respect to which this election is being made is $____ per share of Stock.
5. The undersigned did not pay any amount for the Stock.
6. The amount to include in gross income is $________________.
7. A copy of this statement has been furnished to the Company, which is the entity for which the services are performed.

Dated: _____________, ____
SIGNED:
PRINT NAME:_____________________________